Exhibit 3.60

State of Indiana

Office of the Secretary of State

CERTIFICATE OF ORGANIZATION

of

CENTERPOINTE COMMUNITY BASED SERVICES, LLC

I, CONNIE LAWSON, Secretary of State of Indiana, hereby certify that Articles of Organization of the above Domestic Limited Liability Company (LLC) have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Flexibility Act.

NOW, THEREFORE, with this document I certify that said transaction will become effective Thursday, April 24, 2014.

(Seal)	In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, April 24, 2014. /s/ Connie Lawson CONNIE LAWSON, SECRETARY OF STATE

2014042500147 / 2014042517275

ARTICLES OF ORGANIZATION State Form 49459 (R3/ 4-12) Approved by State Board of Accounts, 1999	CONNIE LAWSON SECRETARY OF STATE CORPORATIONS DIVISION 302 W. Washington Street, Room E018 Indianapolis, Indiana 46204 Telephone: (317) 232-6576

INSTRUCTIONS: Use 8 1/2” x 11” white paper for attachments.

Present original and one (1) copy of the address In upper right corner of this form. Please TYPE or PRINT.

Please visit our office on the web at www.sos.ln.qov.

Indiana Code 23-18-2-4 FILING FEE: $90.00

ARTICLES OF ORGANIZATION

The undersigned, desiring to form a Limited Liability Company (hereinafter referred to as “LLC”) pursuant to the provisions of:

Indiana Business Flexibility Act, Indiana Code 23-18-1-1, et. Seq. as amended, executes the following Articles of Organization:

ARTICLE I • NAME AND PRINCIPAL OFFICE
Name of LLC (the name must include the words “Limited Liability Company,” “L.L.C.,” or “LLC” Centerpoint Community Based Services, LLC
Principal Office: The address of the principal office of the LLC is: (optional)
Post office address 830 Crescent Centre Dive, Suite 610	City Franklin	State TN	Zip code 37067

ARTICLE II • REGISTERED OFFICE AND AGENT
Registered Agent: The name and street address of the LLC’s Registered Agent and Registered Office for service of process are:
Name of Registered Agent CT Corporation System
Address of Registered Office (street or building) 150 West Market Street, Suite 800	City Indianapolis	State Indiana	Zip code 46204

ARTICLE III • DISSOLUTION
☐ The latest date upon which the LLC is dissolve:
☒ The Limited Liability Company is perpetual until dissolution.

ARTICLE IV • MANAGEMENT
☒ The Limited Liability Company will be managed by its members.
☐ The Limited Liability Company will be managed by a manager or managers.
In Witness Whereof, the undersigned executes these Articles of Organization and verifies, subject to penalties of perjury, that the statements contained herein are true, this 23rd day of April, 2014.

Signature	Printed Name Christopher L. Howard
This instrument was prepared by: (name) Ann K. Rich, Paralegal, Waller Lansden Dortch & Davis, LLP
Address (number, street, city and state) 511 Union Street, Suite 2700, Nashville, TN			Zip code 37219